EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amended Registration Statement on Form S-1 (No. 333-269516) of our report dated March 31, 2023, relating to the consolidated financial statements of Singlepoint, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in its Annual Report (Form 10-K), which appears in the Prospectus Supplement of Singlepoint, Inc dated May 17, 2023, which forms part of this Amended Registration Statement.

/s/ TURNER, STONE & COMPANY, L.L.P.

Dallas, Texas May 17, 2023